UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
THE SECURITIES EXCHANGE ACT OF 1934

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☐	Soliciting Material Pursuant to §240.14a-12

LECG CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2006 Annual Meeting of Stockholders
and Proxy Statement

Meeting Date:
June 9, 2006

LECG Corporation
2000 Powell Street, Suite 600
Emeryville, CA 94608

May 2, 2006

To our Stockholders:

You are cordially invited to attend the 2006 Annual Meeting of Stockholders of LECG Corporation. The Annual Meeting will be held on Friday, June 9, 2006, at 2:00 p.m. local time, at LECG’s corporate offices located at 2000 Powell Street, Suite 600, Emeryville, CA 94608.

The expected actions to be taken at the Annual Meeting are described in the attached Proxy Statement and Notice of Annual Meeting of Stockholders. Included with the Proxy Statement is a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2005. We encourage you to read the Form 10-K. It includes our audited financial statements and information about our operations, markets and services.

Stockholders of record as of April 11, 2006 may vote at the Annual Meeting.

Your vote is important. Whether or not you plan to attend the meeting, please complete, sign, date, and return the accompanying proxy card in the enclosed postage-paid envelope. Returning the proxy card will ensure your representation at the meeting but does NOT deprive you of your right to attend the meeting and to vote your shares in person. The Proxy Statement explains more about the proxy voting. Please read it carefully. We look forward to seeing you at the Annual Meeting.

Sincerely,

David J. Teece Chairman of the Board

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:      Friday, June 9, 2006

Time:     2:00 p.m. local time

Place:     LECG Corporation
                2000 Powell Street, Suite 600
                Emeryville, CA 94608

Matters to be voted on:

1.                 Election of David J. Teece, Michael R. Gaulke, Michael J. Jeffery, William W. Liebeck, Ruth M. Richardson, William J. Spencer and Walter H.A. Vandaele as directors.

2.                 Ratification of Deloitte & Touche LLP as our independent registered public accounting firm.

3.                 To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on April 11, 2006 are entitled to notice of and to vote at the Annual Meeting.

By order of the Board of Directors

Marvin A. Tenenbaum Vice President, General Counsel and Secretary May 2, 2006

YOUR VOTE IS IMPORTANT.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD OR VOTING INSTRUCTION CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS INSTRUCTED ON THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION CARD.

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Security Ownership of Certain Beneficial Owners and Management	14
Executive Officers	16
Executive Compensation and Other Matters	18
Summary Compensation Table	18
Option Grants in Last Fiscal Year	19
Aggregate Option Exercises and Option Values	20
Change of Control and Severance Arrangements	20
Directors’ Compensation	20
Section 16(a) Beneficial Ownership Reporting Compliance	21
Other Information	21
Equity Compensation Plans	22
2003 Stock Option Plan	22
Employee Stock Purchase Plan	22
Certain Relationships and Related Transactions	23
General	23
Expert and Senior Management Agreements	23
Other Agreements	25
Indemnification Agreements of Officers and Directors	25
Compensation Committee Report	25
Compensation Philosophy	25
Components of Executive Compensation	25
Base Salary	25
Annual Cash Incentives	26
Long-Term Stock Option Incentives	26
Audit Committee Report	27
Company Stock Price Performance Graph	28
Other Matters	29
Appendix A—Audit Committee Charter	A-1
Appendix B—Corporate Governance Charter	B-1

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LECG CORPORATION

PROXY STATEMENT FOR 2006
ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

The enclosed Proxy is solicited on behalf of the Board of Directors of LECG Corporation (“LECG”), for use at the Annual Meeting of Stockholders to be held on Friday, June 9, 2006 at 2:00 p.m. local time, and at any postponement or adjournment thereof. The Annual Meeting will be held at LECG Corporation’s corporate offices located at 2000 Powell Street, Suite 600, Emeryville, CA 94608. The purposes of the Annual Meeting are set forth in the accompanying Notice of Annual Meeting of Stockholders.

These proxy solicitation materials and the enclosed Annual Report on Form 10-K for the fiscal year ended December 31, 2005, including financial statements, were first mailed on or about May 3, 2006 to all stockholders entitled to vote at the meeting. Our principal executive offices are located at 2000 Powell Street, Suite 600, Emeryville, CA, 94608, and our telephone number is (510) 985-6700.

GENERAL INFORMATION ABOUT THE MEETING

Who May Vote

You may vote if our records showed that you owned shares of LECG as of April 11, 2006 (the “Record Date”). At the close of business on that date, we had a total of 24,356,412 shares of Common Stock issued and outstanding, which were held of record by approximately 80 stockholders. As of the Record Date, we had no shares of Preferred Stock outstanding. You are entitled to one vote for each share that you own.

Voting Your Proxy

If a broker, bank or other nominee holds your shares, you will receive instructions from them that you must follow in order to have your shares voted. If a bank, broker or other nominee holds your shares and you wish to attend the meeting and vote in person, you must obtain a “legal proxy” from the record holder of the shares giving you the right to vote the shares.

If you hold your shares in your own name as a holder of record, you may instruct the proxy holders how to vote your common stock by signing, dating and mailing the proxy card in the postage paid envelope that we have provided. Of course, you may also choose to attend the meeting and vote your shares in person. The proxy holders will vote your shares in accordance with your instructions on the proxy card. If you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board of Directors.

Matters to be Presented

We are not aware of any matters to be presented other than those described in this Proxy Statement. If any matters not described in the Proxy Statement are properly presented at the meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the meeting is adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions.

Changing Your Vote

To revoke your proxy instructions if you are a holder of record, you must (i) advise our Corporate Secretary in writing before the proxy holders vote your shares, (ii) deliver later proxy instructions, or (iii) attend the meeting and vote your shares in person. If your shares are held by a bank, broker or other nominee, you must follow the instructions provided by the bank, broker or nominee.

Cost of This Proxy Solicitation

We will pay the cost of this proxy solicitation. We may, on request, reimburse brokerage firms and other nominees for their expenses in forwarding proxy materials to beneficial owners. In addition to soliciting proxies by mail, we expect that our directors, officers and employees may solicit proxies in person or by telephone or facsimile. None of these individuals will receive any additional or special compensation for doing this, although we will reimburse these individuals for their reasonable out-of-pocket expenses.

How Votes are Counted

The Annual Meeting will be held if a majority of the outstanding Common Stock entitled to vote is represented at the meeting. If you have returned valid proxy instructions or attend the meeting in person, your Common Stock will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters at the meeting.

Abstentions and Broker Non-Votes

Shares that are voted “WITHHELD” or “ABSTAIN” are treated as being present for purposes of determining the presence of a quorum and as entitled to vote on a particular subject matter at the Annual Meeting. If you hold your common stock through a bank, broker or other nominee, the broker may be prevented from voting shares held in your account on some proposals (a “broker non-vote”) unless you have given voting instructions to the bank, broker or nominee. Shares that are subject to a broker non-vote are counted for purposes of determining whether a quorum exists but not for purposes of determining whether a proposal has passed.

Our Voting Recommendations

When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. However, if no specific instructions are given, the shares will be voted in accordance with the following recommendations of our Board of Directors:

• “FOR” the election of David J. Teece, Michael R. Gaulke, Michael J. Jeffery, William W. Liebeck, Ruth M. Richardson, William J. Spencer and Walter H.A. Vandaele to the Board of Directors; and
• “FOR” ratification of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2006.

Deadlines for Receipt of Stockholder Proposals

Stockholders may present proposals for action at a future meeting only if they comply with the requirements of the proxy rules established by the Securities and Exchange Commission (SEC) and our bylaws. Stockholder proposals that are intended to be included in our Proxy Statement and form of Proxy relating to the meeting for our 2007 Annual Meeting of Stockholders under rules set forth in the Securities Exchange Act of 1934, as amended (the Securities Exchange Act) must be received by us no later than February 28, 2007 to be considered for inclusion.

If a stockholder intends to submit a proposal or nomination for director for our 2007 Annual Meeting of Stockholders that is not to be included in LECG’s Proxy Statement and form of Proxy relating to the meeting, the stockholder must give us notice in accordance with the requirements set forth in LECG’s bylaws no later than January 26, 2007. LECG’s bylaws require that certain information and acknowledgments with respect to the proposal and the stockholder making the proposal be set forth in the notice. A copy of the relevant bylaw provision is available upon written request to LECG Corporation, 2000 Powell Street, Suite 600, Emeryville, CA 94608, Attention: Corporate Secretary. You can also access our SEC filings, including our Annual Report on Form 10-K, on the SEC’s website located at www.sec.gov and on our website at www.lecg.com.

PROPOSAL ONE: ELECTION OF DIRECTORS

Our Board of Directors currently consists of seven directors. At each annual meeting of stockholders, directors are elected for a term of one year to succeed those directors whose terms expire on the annual meeting dates or until their respective successors are duly elected and qualified.

Nominees

The Corporate Governance Committee of the Board of Directors selected, and the Board of Directors approved, David J. Teece, Michael R. Gaulke, Michael J. Jeffery, William W. Liebeck, Ruth M. Richardson, William J. Spencer and Walter H.A. Vandaele, as nominees for election to the Board of Directors at the Annual Meeting. Each of these nominees currently serves on our Board of Directors. If elected, Drs. Teece, Spencer and Vandaele, Messrs. Gaulke, Jeffery and Liebeck, and Ms. Richardson will each serve as a director until our annual meeting in 2007, their respective successors are elected and qualified or their earlier resignation or removal.

Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR Drs. Teece, Spencer and Vandaele, Messrs. Gaulke, Jeffery and Liebeck, and Ms. Richardson. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for another nominee designated by the Board of Directors. We are not aware of any reason that any nominee would be unable or unwilling to serve as a director.

Vote Required	If a quorum is present, the nominees receiving the highest number of votes will be elected to the Board of Directors. Abstentions and broker non-votes will have no effect on the election of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF DAVID J. TEECE, MICHAEL R. GAULKE, MICHAEL J. JEFFERY, WILLIAM W. LIEBECK, RUTH M. RICHARDSON, WILLIAM J. SPENCER AND WALTER H.A. VANDAELE TO THE BOARD OF DIRECTORS.

Information About the Directors and Nominees	The following table sets forth information regarding our directors and the nominees as of April 30, 2006:

Name	Age	Position	Director Since
David J. Teece	57	Chairman of the Board	2000
Michael R. Gaulke	60	Director	2003
Michael J. Jeffery	59	Director	2003
William W. Liebeck	51	Director	2000
Ruth M. Richardson	55	Director	2003
William J. Spencer	75	Director	2002
Walter H.A. Vandaele	61	Director	2001

There are no family relationships between any director, director nominee and executive officer.

David J. Teece

Dr. Teece co-founded our business in 1988. He has served as our Chairman of the Board of Directors from the date of the management buyout of our business in September 2000. Dr. Teece served as the Chairman of LECG, Inc., our predecessor company, from its founding until it was acquired by Navigant Consulting, Inc. in August 1998. Dr. Teece has performed economic, business and financial consulting services in the capacity of an expert for our firm since the inception of our business, and he has been an economic, business and financial consultant for 30 years. Since 1982, Dr. Teece has been a Professor of Business Administration at the Haas School of Business at the University of California at Berkeley, where since 1994 he has directed the Institute of Management, Innovation and Organization. Dr. Teece’s position at the University of California is part-time. Dr. Teece has had teaching and research positions at Stanford University and Oxford University. He has authored over 150 publications in economics, business and technology strategy and has testified before Congress and government agencies on regulatory policy and competition policy. Dr. Teece has a PhD in Economics from the University of Pennsylvania. He also serves on the board of directors of the Atlas Family of Mutual Funds, the Atlas Insurance Trusts, Canterbury Ltd. and several other private entities.

Michael R. Gaulke

Mr. Gaulke has served on our Board of Directors since June 2003. Since June 1996, Mr. Gaulke has been the President and Chief Executive Officer of Exponent, Inc. (formerly known as Failure Analysis Associates), a publicly traded consulting firm of engineers and scientists which is best known in the litigation support marketplace for its expertise in products liability matters and for investigating accidents and failures. Mr. Gaulke has also served on the board of directors of Exponent, Inc. since 1994. Mr. Gaulke is a member of the Board of Trustees of the Palo Alto Medical Foundation and a director of Cymer, Inc. He has a BS in Electrical Engineering from Oregon State University and an MBA from the Stanford Graduate School of Business. Mr. Gaulke serves on our Compensation Committee and as Chairman of our Audit Committee.

Michael J. Jeffery

Mr. Jeffery has served on our Board of Directors since June 2003 and was appointed Chief Operating Officer in April 2006. Mr. Jeffery was the Treasurer and Head of the Markets Division for the Western Hemisphere and a member of the senior executive committee of Standard Chartered Bank from 1994 until 2001. Prior to his service at Standard Chartered Bank, Mr. Jeffery held senior executive financial and board of director positions with Nikko Bank, Scandinavian Bank Group, and Finacorp SA New York. He has extensive, global experience in business and financial management, trading, sales and administration, including past service on the board of directors of Banque Scandinave en Suisse, the Private Capital Group, Banco Scandinavian Sul America and Scandinavian Pacific Limited. Mr. Jeffery serves on our Audit and Compensation Committees and as Chairman of our Corporate Governance Committee.

William W. Liebeck

Mr. Liebeck has served on our Board of Directors since September 2000. Mr. Liebeck was a partner of Thoma Cressey Equity Partners, Inc., a private equity investment firm, from June 1997 to February 2005. From June 1990 to July 1996, Mr. Liebeck was a partner at the private equity firm of Equivest Partners, Inc. Prior to that, he was a partner at the private equity firm of Golder Thoma & Co. Mr. Liebeck currently serves as a director of several private companies. He has a BA in Economics from the University of California at Berkeley and an MBA from the Stanford Graduate School of Business. Mr. Liebeck serves on our Compensation and Corporate Governance Committees.

Ruth M. Richardson

The Honourable Ruth Richardson has served on our Board of Directors since September 2003. Ms. Richardson has been an international strategic and economic policy consultant since 1994. From 1990 to 1993, Ms. Richardson served as New Zealand’s Minister of Finance. Ms. Richardson was a member of the New Zealand Parliament from 1981 to 1994. She currently serves as a chairman and director of several private companies who undertake business on a global scale, is a director of Oyster Bay Malborough Vineyards Limited, a publicly listed company in New Zealand and is a former director of the Reserve Bank of New Zealand. She has extensive, global experience in business and financial management, corporate governance, privatizations and public sector and social policy reforms. She has lectured widely and has advised governments and governmental agencies throughout the world. Ms. Richardson serves on our Audit, Compensation and Corporate Governance Committees.

William J. Spencer

Dr. Spencer has served on our Board of Directors since November 2002. He has been Chairman Emeritus of the International SEMATECH, a consortium of twelve semiconductor manufacturing companies from seven countries, since November 2000. From October 1997 to October 2000, Dr. Spencer was Chairman of the Board of SEMATECH. He also served as President and Chief Executive Officer of SEMATECH from November 1990 to October 1997. Dr. Spencer is a director of Capital Group ICA, a privately held corporation, a director of iMetrikus, a privately held corporation, a member of the National Academy of Engineering, a Fellow of the Institute of Electrical and Electronics Engineers and serves on many advisory groups. Dr. Spencer held teaching positions at the University of California at Berkeley and the University of New Mexico. During 1997 and 1998, he was a member of the board of directors of LECG, Inc. prior to its acquisition by Navigant Consulting. Dr. Spencer has an MS in Mathematics and a PhD in Physics from Kansas State University. Dr. Spencer serves on our Audit Committee and as Chairman of our Compensation Committee.

Walter H.A. Vandaele

Dr. Vandaele has served on our Board of Directors since June 2001 and has been an expert with our company since November 2000. From August 1998 to October 2000, Dr. Vandaele was a Senior Vice President of PHB Hagler Bailly, Inc., a subsidiary of Hagler Bailly, Inc. Dr. Vandaele also performed economic, business and financial consulting services at Putnam, Hayes & Bartlett, Inc. from June 1988 to August 1998. He has a Licentiaat in the Handels-en Financiële Wetenschappen from the University of Antwerp (University Faculties Saint Ignatius) (Belgium), a Doctorandus in Economics, University of Tilburg (the Netherlands) and a PhD and an MBA from the Graduate School of Business, University of Chicago.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

The Board of Directors held eight meetings during fiscal year 2005. All directors attended at least 75% percent of the meetings of the Board of Directors and of the committees on which they served during fiscal year 2005.

Board Independence

The Board of Directors has determined that each of its current directors, who are all standing for re-election, except David J. Teece, Michael J. Jeffery and Walter H.A. Vandaele, has no material relationship with LECG and is independent within the meaning of the NASDAQ Stock Market, Inc. director independence standards, as currently in effect.

Committees of the Board of Directors

The Board of Directors has Audit, Corporate Governance, and Compensation Committees. Each of these committees has adopted a written charter. All members of the committees are appointed by the Board of Directors, and are non-employee directors. The following describes each committee, its current membership, its function and the number of meetings held during fiscal year 2005.

Audit Committee

The Audit Committee consists of Mr. Gaulke, Dr. Spencer, and Ms. Richardson, who joined the Committee in February 2005; each of whom is independent within the meaning of the NASDAQ Stock Market, Inc. director independence standards, as currently in effect. Mr. Jeffery was a member of the Audit Committee in 2005 and resigned effective April 27, 2006, concurrent with his appointment as Chief Operating Officer. The Board of Directors has determined that Mr. Gaulke is an “audit committee financial expert” as defined in SEC rules. Mr. Gaulke serves as Chairman of the Audit Committee. The Audit Committee held 11 meetings during fiscal year 2005.

The Audit Committee oversees the accounting, financial reporting and audit processes; makes recommendations to the Board of Directors regarding the selection of an independent registered public accounting firm; reviews the results and scope of audit and other services provided by the independent registered public accounting firm; reviews the accounting principles and significant estimates to be used in preparing our financial statements; and reviews our internal control over financial reporting, management’s assessment of our internal control over financial reporting and the independent auditor’s attestation report on management’s assessment of internal control over financial reporting, and its review and report on LECG’s internal control over financial reporting.

The Audit Committee works closely with management and our independent auditors. The Audit Committee also meets with our independent auditors in executive session, without the presence of our management, on a quarterly basis, following completion of their quarterly reviews and annual audit and prior to our earnings announcements, to review the results of their work. The Audit Committee also meets with our independent auditors to approve the annual scope of the audit and non-audit related services to be performed.

The Audit Committee Charter was amended effective December 12, 2005 to require that the Audit Committee meet at least quarterly each year and at such other times as it deems necessary to fulfill its responsibilities. The previous requirement was for the Audit Committee to meet at least twice each year and at such other times as it deems necessary to fulfill its responsibilities. The Audit Committee Charter appears as Appendix A to this Proxy, which can be viewed on the SEC’s website at www.sec.com and our website at www.lecg.com.

Corporate Governance Committee

The Corporate Governance Committee consists of Messrs. Gaulke and Liebeck and Ms. Richardson, each of whom is independent within the meaning of the NASDAQ Stock Market, Inc. director independence standards, as currently in effect. Until April 2006, Mr. Jeffery served as a member and Chairman of the Corporate Governance Committee. In April 2006, Ms. Richardson was elected Chairman and Mr. Gaulke was elected to the Corporate Governance Committee. The Corporate Governance Committee held six meetings during fiscal year 2005.

In accordance with its charter, the Corporate Governance Committee considers and periodically reports on matters relating to the identification, selection and qualification of the Board of Directors and candidates nominated to the Board of Directors and its committees; develops and recommends governance principles applicable to us; oversees the evaluation of the Board of Directors and management; and oversees and sets compensation for the Board of Directors. The Governance Committee Charter was amended in February 2006 to expand the selection criteria for director candidates. The Governance Committee Charter appears as Appendix B to this Proxy, which can be viewed on the SEC’s website at www.sec.com and our website at www.lecg.com.

Stockholder Recommendations and Nominations

It is the policy of the Corporate Governance Committee to consider recommendations for candidates to the Board of Directors from stockholders continuously holding at least the lesser of $2,000 in market value or one percent (1%) of LECG’s securities for at least twelve (12) months prior to the date of the submission of the recommendation. A stockholder desiring to recommend a candidate for election to the Board of Directors should direct the recommendation in writing to:

Corporate Secretary LECG Corporation 2000 Powell Street, Suite 600 Emeryville, California 94608

A submitted recommendation must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and LECG within the last three years and evidence of the recommending person’s ownership of LECG stock.

A stockholder desiring to nominate a person directly for election to the Board of Directors must meet the deadlines and other requirements set forth in LECG’s bylaws and the rules and regulations of the SEC. In general, these deadlines and requirements are described above under “Deadlines for Receipt of Stockholder Proposals” in this Proxy Statement.

Director Qualifications

LECG’s Corporate Governance Committee Charter as well as its policies and procedures for director candidates contain membership guidelines and criteria for the Corporate Governance Committee to consider. Except as may be required by rules promulgated by NASDAQ or the SEC, there are no specific, minimum qualifications that must be met by each candidate for the Board of Directors, nor are there specific qualities or skills that are necessary for one or more of the members of the Board of Directors to possess. However, in evaluating the qualifications of the candidates, the Corporate Governance Committee considers many factors, including issues of character, judgment, business experience and acumen, independence, financial, accounting and mergers and acquisitions expertise, diversity of experience including service as an officer and/or director of a public company, other commitments and the like. Academic and business expertise, prior government service and familiarity with national and international issues affecting business are also among the relevant criteria. The Corporate Governance Committee evaluates such factors, among others, and does not assign any particular weighting or priority to any of these factors. The Corporate Governance Committee considers each individual candidate in the context of the current perceived needs of the Board of Directors as a whole. While the Corporate Governance Committee has not established specific minimum qualifications for director candidates, the Corporate Governance Committee believes that candidates and nominees must reflect a Board of Directors that is composed of directors who (i) are predominantly independent, (ii) are of high integrity, (iii) have qualifications that will increase overall Board of Directors effectiveness and (iv) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to audit committee members.

Identification and Evaluation of Nominees for Directors	The Corporate Governance Committee’s process for evaluating and identifying the candidates that it selects, or recommends to the Board of Directors for selection, as director nominees, are as follows:

•  The Corporate Governance Committee regularly reviews the current composition and size of the Board of Directors and considers the suitability of each candidate, including the current members of the Board of Directors, in light of the current size and composition of the Board of Directors.

•  The Corporate Governance Committee evaluates the performance of the Board of Directors as a whole and evaluates the performance and qualifications of individual members of the Board of Directors eligible for re-election at the annual meeting of stockholders.

•  In evaluating current members of the Board of Directors, the Corporate Governance Committee reviews each current member’s length of service in addition to such member’s other qualifications. Although no term limits are established for service on the Board of Directors, the Corporate Governance Committee considers and balances the disadvantages of losing the contribution of directors who over time have developed increasing insight into LECG and its operations against the potential advantages of obtaining contributions of new ideas and viewpoints. The general expectation is that independent directors will serve for six to ten years. In particular, the Corporate Governance Committee considers the desirability of periodic rotation of members of the Board of Directors who also provide services to LECG as experts (“expert directors”). The general expectation is that non-management expert directors will serve for three years.

•  The Corporate Governance Committee reviews the qualifications of any candidates who have been properly recommended or nominated by a stockholder, as well as those candidates who have been identified by management, individual members of the Board of Directors or, if the Corporate Governance Committee determines, a search firm. Such review may, in the Corporate Governance Committee’s discretion, include a review solely of information provided to the Corporate Governance Committee or may also include discussions with persons familiar with the candidate, an interview with the candidate or other actions that the Corporate Governance Committee deems proper.

• After such review and consideration, the Corporate Governance Committee selects, or recommends that the Board of Directors select, the slate of director nominees.
Compensation Committee

The Compensation Committee consists of Messrs. Gaulke and Liebeck, Dr. Spencer and Ms. Richardson, each of whom is independent within the meaning of the NASDAQ Stock Market, Inc. director independence standards, as currently in effect. Mr. Jeffery was a member of the Compensation Committee in 2005 and resigned effective April 27, 2006. Dr. Spencer serves as Chairman of the Compensation Committee. The Compensation Committee held four meetings during fiscal year 2005.

The Compensation Committee oversees and makes recommendation to the Board of Directors regarding our compensation and benefits policies; and oversees, evaluates and approves compensation plans, policies and programs for our executive officers.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2005, no member of the Compensation Committee was an officer or employee of LECG. During fiscal year 2005, no executive officer of LECG served as a member of the Board of Directors or Compensation Committee of any entity that has an executive officer serving as a member of our Board of Directors or Compensation Committee.

Annual Meeting Attendance

The Company has a policy related to Director attendance at the annual meetings of LECG stockholders. Along with the Chairman and all other appropriate corporate officers, at least one independent director should be in attendance at the annual meeting of LECG stockholders. All other Directors are encouraged to attend the meetings.

Communicating with the Board of Directors

Stockholders may communicate with the Board of Directors by submitting an email to investor@lecg.com or by writing to us at LECG Corporation, Attention: Investor Relations, 2000 Powell Street, Suite 600, Emeryville, California 94608. Stockholders who would like their submission directed to a member of the Board of Directors may so specify, and the communication will be forwarded, as appropriate.

Code of Business Conduct and Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics for all employees and independent contractors of LECG, which is applicable to all principal executive, financial and accounting officers. We will provide a copy of the Code of Business Conduct and Ethics upon written request to LECG Corporation, Attention: Investor Relations, 2000 Powell Street, Suite 600, Emeryville, California 94608. LECG will file a Form 8-K with the SEC, disclosing any material amendment to the Code of Business Conduct and Ethics or waiver of a provision of the Code of Business Conduct and Ethics, including the name of the officer to whom the waiver was granted, within four business days after such amendment or waiver.

PROPOSAL TWO:
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Board of Directors has selected Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006. The decision of the Board of Directors to appoint Deloitte & Touche LLP was based on the recommendation of the Audit Committee. Before making its recommendation to the Board of Directors, the Audit Committee carefully considered that firm’s qualifications as independent auditors. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established, and any issues raised by the most recent quality control review of the firm; as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee’s review also included matters required to be considered under the SEC’s Rules on Auditor Independence, including the nature and extent of non-audit services, to ensure that they will not impair the independence of the accountants. The Audit Committee expressed its satisfaction with Deloitte & Touche LLP in all of these respects.

Although ratification by stockholders is not required by law, the Board of Directors has determined that it is desirable to request ratification of this selection by the stockholders. Notwithstanding its selection, the Board of Directors, at its discretion, may appoint a new independent registered public accounting firm at any time during the year if the Board of Directors believes that such a change would be in the best interest of LECG and its stockholders. If the stockholders do not ratify the appointment of Deloitte & Touche LLP, the Board of Directors may reconsider its selection.

Deloitte & Touche LLP has audited our financial statements since fiscal year 2000. The Board of Directors expects that representatives of Deloitte & Touche LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

Fees Billed By Deloitte & Touche LLP During Fiscal Years 2004 and 2005

The following table presents the fees paid or accrued by LECG for the audit and other services provided by Deloitte & Touche LLP for the years ended December 31, 2004 and 2005. All of the services described in the following fee table were approved in conformity with the Audit Committee’s pre-approval process:

	2004	2005
	(in thousands)
Audit Fees (1)	$955	$815
Audit-Related Fees (2)	93	53
Tax Fees (3)
Tax Compliance	299	110
Tax Advice	175	63
All Other Fees (4)	—	—
Total Fees	$1,522	$1,041

(1)          Audit fees represent fees for professional services provided in connection with the audits of our financial statements, internal controls over financial reporting and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and 2005; review of our quarterly financial statements; and audit services provided in connection with LECG’s secondary offering completed in December 2004, and related registration statements.

(2)          Audit-related fees consist primarily of fees for services performed in connection with acquisitions.

(3)          Fees related to tax compliance are primarily for federal and states’ filing requirements. Fees for tax advice consisted of assistance with matters related to certain foreign and domestic tax issues and in connection with acquisitions.

(4)          There were no other services performed by Deloitte & Touche LLP.

Audit Committee pre-approval policy.   Prior to the initiation of any audit related or non-audit related service, the Audit Committee is presented with a proposal for such service and an estimate of the fees for pre-approval. In the event the scope of the work requires change from the initial proposal, the modified proposal is presented to the Audit Committee for pre-approval. The requests for pre-approvals are presented to the Audit Committee at the time of the committee’s regularly scheduled meetings, or on an as-needed basis. The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve audit, audit related and non-audit related services to be performed by LECG’s independent registered public accounting firm and associated fees on an as-needed basis. Such pre-approvals are reported to the full Audit Committee at its next regularly scheduled meeting.

The Audit Committee has determined the rendering of other professional services for tax compliance and tax advice by Deloitte & Touche LLP is compatible with maintaining their independence.

Vote Required

If a quorum is present, the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting will be required to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm. Abstentions will have the effect of a vote “against” the ratification of Deloitte & Touche LLP as our independent registered public accounting firm. Broker non-votes will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS
VOTE “FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP AS LECG’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING
DECEMBER 31, 2006.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth information about the beneficial ownership of our common stock on March 31, 2006, by:

•       each person known to us to be the beneficial owner of more than 5% of our common stock;

•       each named executive officer;

•       each of our directors; and

•       all of our executive officers and directors as a group.

Unless otherwise noted below, the address of each beneficial owner listed on the tables is c/o LECG Corporation, 2000 Powell Street, Suite 600, Emeryville, California 94608. We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. We have based our calculation of the percentage of beneficial ownership on 24,356,412 shares of common stock outstanding on March 31, 2006.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 31, 2006. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Beneficial owner	Number of shares owned	Number of Shares Underlying Options Exercisable Within 60 days of March 31, 2006	Percentage of Shares Outstanding
5% Stockholders
Ronald Baron and affiliated entities(1)	2,351,500	—	9.7%
Wasatch Advisors, Inc.(2)	2,248,618	—	9.2%
Endowment Capital, L.P. and affiliated entities (3)	2,222,881	—	9.1%
T. Rowe Price Associates, Inc.(4)	1,694,500	—	7.0%
Franklin Resources, Inc.(5)	1,362,510	—	5.6%
Wellington Management Company, LLP(6)	1,301,000	—	5.3%
Directors and Executive Officers
David J. Teece (7)	1,310,225	492,971	7.3%
Michael R. Gaulke(8)	2,900	18,240	*
Michael J. Jeffery	—	18,240	*
William J. Spencer	—	18,240	*
Ruth M. Richardson	—	17,589	*
William W. Liebeck	5,900	—	*
David P. Kaplan(9)	321,825	610,159	3.7%
Walter H.A. Vandaele	368,721	36,837	1.7%
Marvin A. Tenenbaum(10)	—	25,290	*
John C. Burke	5,601	62,357	*
Gary S. Yellin	2,198	22,015	*
All directors and executive officers as a group (13 people)	2,046,329	1,350,633	13.2%

*                    Less than one percent

(1)          Ronald Baron owns a controlling interest in Baron Capital Group, Inc. (“BCG”). BAMCO, Inc. (“BAMCO”) and Baron Capital Management, Inc. (“BCM”) are subsidiaries of BCG. Ronald Baron, BCG, BAMCO, and BCM beneficially own an aggregate of 2,351,500 shares of our common stock. Ronald Baron and BCG, each, beneficially own 2,351,500 shares of our common stock, BAMCO beneficially owns 2,344,000 shares of our common stock and BCM beneficially owns 7,500 shares of our common stock. Ronald Baron and BCG disclaim beneficial ownership of shares held by their controlled entities (or the investment advisory clients thereof) to the extent such shares are held by persons other than Ronald Baron and BCG. BAMCO and BCM disclaim beneficial ownership of shares held by their investment advisory clients to the extent such shares are held by persons other than BAMCO, BCM and their affiliates. The address for Ronald Baron, BCG, BAMCO, and BCM is 767 Fifth Avenue, New York, New York 10153.

(2)          The address for Wasatch Advisors Inc. is 150 Social Hall Avenue, Salt Lake City, Utah 84111.

(3)          Endowment Capital, L.P., a Delaware limited partnership (“Endowment”); Long Drive, L.P., a Delaware limited partnership, (“Long Drive”); Endowment Capital Group, LLC, a Delaware limited liability company, which serves as general partner to Endowment and Long Drive (the “General Partner”); Endowment Management, LLC, a Delaware limited liability company, which serves as investment manager to Endowment and Long Drive (the “Manager”); and Mr. Philip Timon, who serves as the managing member of the General Partner and the Manager; each possess voting and dispositive power over these shares. The address for Endowment, Long Drive, the General Partner, the Manager and Mr. Timon is 1105 N. Market Street, 15th Floor, Wilmington, Delaware  19801.

(4)          The address of T. Rowe Price Associates, Inc. is 100 East Pratt Street, Baltimore, Maryland 21902.

(5)          The securities are beneficially owned by one or more open or closed-end investment companies or other managed accounts that are investment advisory clients of investment advisers that are direct and indirect subsidiaries of Franklin Resources, Inc. (“FRI”). Charles B. Johnson and Rupert H. Johnson, Jr. (the “Principal Shareholders”) each own in excess of 10% of the common stock of FRI and are the principal stockholders of FRI. FRI and the Principal Shareholders may be deemed to be the beneficial owners of securities held by persons and entities advised by FRI subsidiaries. The address for FRI is One Franklin Parkway, San Mateo, California  94403-1906.

(6)          The address for Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts 02109.

(7)          Includes 325,000 shares held by the Teece Irrevocable Trust No. 3 U/A/D 10/14/97, 73,829 shares of common stock held by the Teece Family Millennium Trust, 123,047 shares of common stock held by the Flex Trust u/t/d February 5, 2003 and 16,625 shares of common stock held by the Teece Family Foundation.

The sole trustee of the Teece Irrevocable Trust No. 3 U/A/D 10/14/97 is Norman J. Laboe. The beneficiaries of the Teece Irrevocable Trust No. 3 are the four minor children of Dr. Teece. The co-trustees of the Teece Family Millennium Trust are Norman J. Laboe and U.S. Trust Company of Delaware. The beneficiaries of the Teece Family Millennium Trust are the four minor children of Dr. Teece, the grandchildren and more remote descendants of Dr. Teece, and the Teece Family Foundation, a private charitable foundation. Dr. Teece disclaims beneficial ownership of these shares, including shares subject to underlying options, except to the extent of his pecuniary interest therein.

The sole trustee of the Flex Trust u/t/d February 5, 2003 is Norman J. Laboe. The beneficiaries of the Flex Trust u/t/d February 5, 2003 are Dr. Teece, the descendants of Dr. Teece and the Teece Family Foundation, a private charitable foundation.

The board of directors of the Teece Family Foundation consists of Dr. Teece, his spouse, Leigh Teece, and one other individual, who collectively possess voting and dispositive power over all of the shares owned by the Teece Family Foundation. Dr. Teece disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

(8)          Shares are held by the Gaulke Family Trust, of which Mr. Gaulke and Judith A. Gaulke are trustees.

(9)          Mr. Kaplan resigned as President and Board member effective February 22, 2006.

(10)   Shares are held by Marvin A. Tenenbaum and Lynn Tenenbaum, as joint tenants.

EXECUTIVE OFFICERS

The following table sets forth our executive officers. The table also sets forth their ages as of April 30, 2006.

Name	Age	Position
David J. Teece	57	Chairman of the Board of Directors
Michael J. Jeffery	59	Chief Operating Officer
John C. Burke	67	Chief Financial Officer
Marvin A. Tenenbaum	54	Vice President, General Counsel and Secretary
Gary S. Yellin	54	Chief Accounting Officer
Tina M. Bussone	33	Director of Administration

David J. Teece	Dr. Teece’s biography is set forth under the heading “Proposal One: Election of Directors—Information About the Directors and Nominees.”
Michael J. Jeffery	Mr. Jeffery’s biography is set forth under the heading “Proposal One: Election of Directors—Information About the Directors and Nominees.”
John C. Burke

Mr. Burke has served as our Chief Financial Officer since January 2003. Prior to joining us, Mr. Burke served as the Chief Financial Officer and Treasurer of Braun Consulting Inc. for approximately six years. Prior to his service at Braun Consulting, Mr. Burke served as a member of senior management of the public accounting firm of Grant Thornton LLP for twenty years holding the positions of Chairman of the firm for three years and Chicago Area Managing Partner for seven years. He is a Certified Public Accountant and has a BS in Accounting from the University of Notre Dame.

Marvin A. Tenenbaum

Mr. Tenenbaum has served as our Secretary since February 2003 and our General Counsel and Vice President since January 2001. Prior to joining us, Mr. Tenenbaum was of counsel at the law firm of Sachnoff  & Weaver from March 2000 to January 2001. From August 1998 until January 2000, Mr. Tenenbaum was the General Counsel of Operations at Navigant Consulting, Inc. and from October 1993 until August 1998, he was the General Counsel at Peterson Consulting LLC. Mr. Tenenbaum has a BA in Economics and a JD from Northwestern University.

Gary S. Yellin

Mr. Yellin has served as our Chief Accounting Officer since January 2003. Prior to joining us as an employee, Mr. Yellin consulted to us in a management capacity overseeing our accounting function from January 2001 through December 2002. Mr. Yellin performed similar duties in a consulting capacity for companies beginning in October 1997 through April 2002, as well as provided expert consulting on securities litigation matters and purchase price disputes from May 1999 through August 2002 with the law firm of Morrison Foerster, LLP. He is a Certified Public Accountant and has a BA in Mathematics from the State University of New York at Binghamton and an MBA from California State University at Hayward.

Tina M. Bussone

Ms. Bussone has been with us since August 1998 and served as our Director of Administration since April 2003. Prior to joining us in August 1998, Ms. Bussone worked for a law firm in Washington, D.C. Ms. Bussone has a BS in Russian Area Studies from Georgetown University and a MBA from George Washington University.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Summary Compensation Table

The following table summarizes the compensation earned for services rendered to us in all capacities for the years ended December 31, 2003, 2004 and 2005 by our Chairman of the Board of Directors (acting in a capacity similar to a chief executive officer) and our four other most highly paid executive officers whose salary and bonus exceeded $100,000 in fiscal 2005. These executives are referred to as the named executive officers elsewhere in this Proxy Statement:

Name and principal position	Year	Salary	Bonus	Securities underlying options	All other compensation
David J. Teece	2005	$339,583	$—	—	$2,628,258	(1)
Chairman of the Board	2004	$225,000	$—	750,000	$3,457,109	(1)(2)
	2003	$200,000	$354,840	46,875	$1,850,385	(1)(3)
David P. Kaplan	2005	$225,000	$—	—	$2,152,838	(1)
President (4)	2004	$225,000	$—	750,000	$1,927,335	(1)(2)
	2003	$200,000	$354,840	46,875	$2,236,336	(1)(3)
Marvin A. Tenenbaum	2005	$360,000	$—	15,000	$6,000	(5)
General Counsel, Vice President and Secretary	2004	$340,000	$—	—	$6,000	(5)
	2003	$300,000	$100,000	15,625	$6,000	(5)
John C. Burke	2005	$305,000	$—	7,500	$6,000	(5)
Chief Financial Officer	2004	$275,000	$—	15,265	$6,000	(5)
	2003	$240,545	$150,000	68,750	$6,000	(5)
Gary S. Yellin	2005	$240,000	$—	7,500	$6,000	(5)
Chief Accounting Officer	2004	$200,000	$15,000	—	$6,000	(5)
	2003	$190,000	$75,000	31,250	$18,850	(5)(6)

(1)          Includes expert fees and project origination fees paid to the named executive officer in his capacity as an expert.

(2)          Includes deferred compensation and related interest thereon paid in February 2004 of $500,000 and $169,109 for Dr. Teece, and $250,000 and $84,555 for Mr. Kaplan. The deferred compensation related to their efforts in our management buyout completed in September 2000. Interest on the amounts due Dr. Teece and Mr. Kaplan was earned through the period ending February 2004.

(3)          Includes $50,000 and $25,000 of interest earned in 2003 on deferred compensation by Dr. Teece and Mr. Kaplan, respectively.

(4)          Mr. Kaplan resigned as President and Board member effective February 22, 2006.

(5)          Represents employer contributions to the LECG 401(K) Plan.

(6)          Includes $13,625 of fees paid to Mr. Yellin in his capacity as consultant.

Option Grants in Last Fiscal Year

The following table sets forth each grant of stock options granted to each named executive officer during 2005, including the potential realizable value over the 10-year term of the options, based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These assumed rates of appreciation comply with the rules of the Securities and Exchange Commission and do not represent our estimate of future stock price. Actual gains, if any, on stock option exercises depend on the future performance of our common stock. The assumed 5% and 10% rates of stock appreciation are based on the closing price on December 30, 2005 of $17.38 per share.

	Individual grants
		Percent of			Potential realizable
	Number of	total options			value at assumed annual
	securities	granted			rates of stock
	underlying	pursuant to			price appreciation
	options	option	Exercise	Expiration	for option term
Name	granted	plan (1)	price	date	5%	10%
David J. Teece	—	0.00%	$—	$—	$—	$—
David P. Kaplan	—	0.00%	$—	$—	$—	$—
Marvin A. Tenenbaum	7,500	0.99%	$18.30	3/2/2015	$75,076	$200,844
	7,500	0.99%	$20.71	5/2/2015	$57,001	$182,769
John C. Burke	7,500	0.99%	$18.30	3/2/2015	$75,076	$200,844
Gary S. Yellin	7,500	0.99%	$18.30	3/2/2015	$75,076	$200,844

In 2005, we granted options to purchase up to an aggregate of 761,406 shares to employees, directors and consultants. Option shares vest over one to eight years.

Aggregate Option Exercises and Option Values

The following table describes for the named executive officers the number of shares of common stock and the value of such shares realized upon the exercise of options in 2005, and the number and value of exercisable and unexercisable options held by them as of December 31, 2005. The value of unexercised in-the-money options at December 31, 2005 is based on the closing price at December 31, 2005 of $17.38 per share, less the per share exercise price, multiplied by the number of shares issuable. All options were granted under our 2000 Incentive Plan and 2003 Incentive Plan.

			Number of securities		Value of unexercised in-the-
	Number of		underlying options at		money options at
	shares acquired	Value	December 31, 2005		December 31, 2005
Name	on exercise	realized	Exercisable	Unexercisable	Exercisable	Unexercisable
David J. Teece	—	—	489,064	776,561	$5,676,471	$36,654
David P. Kaplan	—	—	606,252	776,561	$7,353,431	$36,654
Marvin A. Tenenbaum	19,750	$354,523	36,473	21,278	$401,072	$8,664
John C. Burke	—	—	55,776	35,739	$68,572	$13,365
Gary S. Yellin	—	—	17,837	20,913	$24,615	$18,510

Change of Control and Severance Arrangements

David J. Teece is entitled to receive severance payments for a period of six months at a rate equal to his then current base salary in the event he is terminated without cause pursuant to a senior management agreement with us. These severance payments may be extended by an additional six months in exchange for the extension of the non-competition covenants of Dr. Teece for an additional six months.

John C. Burke is entitled to receive severance payments for a period of four months at a rate equal to his then current base salary and prior year’s bonus payable over four months in the event he is terminated without cause pursuant to his employment offer letter with us. We must also provide Mr. Burke with 60 days prior written notice of any such termination without cause.

Directors’ Compensation

During 2005, we reimbursed our non-employee directors for their reasonable expenses incurred in connection with attending Board and committee meetings, and these directors, except for William W. Liebeck prior to March 24, 2005, received a quarterly retainer of $6,250, an additional $2,000 for each regularly scheduled quarterly meeting attended, $3,000 for each Board Committee day attended and $1,000 for each committee meeting attended. In addition, each of these directors received $1,000 for each special telephonic meeting of the Board of Directors attended, and the chairperson of each committee received an additional $1,000 for each committee meeting attended. In addition, each non-employee director receives a yearly non-discretionary, automatic grant of an option to purchase 7,500 shares of our common stock, which vest one year after grant, pursuant to our 2003 Stock Option Plan. Certain directors also act in an expert capacity for us and received compensation for their work as experts. For more information, please see the section of this Proxy titled Certain Relationships and Related Transactions. Each non-employee director who joins our Board of Directors will receive a nondiscretionary, automatic grant of an option to purchase 15,625 shares of our common stock.

On March 24, 2005, as a result of Mr. Liebeck continuing to serve as an independent board member subsequent to his departure from Thoma Cressey Equity Partners, the Board of Directors approved that Mr. Liebeck will be compensated as an independent director, as set forth above, except that Mr. Liebeck will not be granted the initial options provided to new members of the Board upon their joining the Board, but will be eligible for the yearly non-discretionary, automatic grant of an option to purchase 7,500 shares of our common stock, which vest one year after grant.

On February 23, 2006, the Board of Directors approved compensation for non-executive employee Board members to be the equivalent of that which is paid to the independent directors, as set forth above, except that non-executive employees are not eligible for the initial options provided to new members of the Board upon their joining the Board, but will be eligible for the yearly non-discretionary, automatic grant of an option to purchase 7,500 shares of our common stock, which vest one year after grant. At present, Dr. Vandaele is the only non-executive employee serving on the Board.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires our executive officers, directors and ten percent stockholders to file reports of ownership and changes in ownership with the SEC. The same persons are required to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of such forms and written representations that we received, if any, that no other reports were required during the fiscal year ended December 31, 2005, we believe that all our executive officers, directors and ten percent stockholders complied with the applicable filing requirements.

Other Information

Certain of our insiders have entered into trading plans in accordance with Rule 10b5-1 under the Exchange Act of 1934. These plans allow insiders to gradually diversify their investment portfolios, spread stock trades out over an extended period of time to reduce any market impact and avoid concerns about whether they had material, non-public information when they sold their stock. Rule 10b5-1 allows individuals to set up plans governing future purchases and sales of a company’s stock at a time when they are not aware of material nonpublic information, even though the individual may be aware of such information when these trades are completed. The plans adopted by these LECG individuals were adopted during an authorized trading period when the individuals were not in possession of material, non-public information. As of March 31, 2006, the plans established by these LECG individuals, commonly referred to as 10b5-1 plans, provide for the sale of securities over periods of up to12 months. The number of shares subject to these plans is approximately 559,245 as of March 31, 2006.

EQUITY COMPENSATION PLANS

The following table summarizes information with respect to options under LECG’s equity compensation plans at December 31, 2005:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options(A)		Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A)
Equity Compensation Plan Approved by Stockholders:
2003 Stock Option Plan	5,614,762	(2)	$15.33	1,110,971	(1)

(1)          Includes 663,389 shares reserved for issuance under LECG’s Employee Stock Purchase Plan.

(2) Includes 2,676,214 options issued from our 2000 Incentive Plan, from which no additional options were granted subsequent to the adoption of the 2003 Stock Option Plan in November 2003.

2003 Stock Option Plan

The Company has a 2003 Stock Option Plan (the “Stock Option Plan”), under which options may be granted to employees and non-employee experts to purchase shares of LECG’s common stock. As of December 31, 2005, the aggregate number of options authorized for grant was 3,397,000 common shares. The Stock Option Plan provides for increases in the number of options available for issuance on the first day of each year, equal to the lesser of:

•                    4% of the outstanding shares of common stock on the first day of the fiscal year;

•                    1,250,000 shares; or

•                    a lesser amount as may be determined by the Board of Directors.

The Board of Directors approved additional shares to the Stock Option Plan of 968,000 effective January 1, 2006.

Employee Stock Purchase Plan

The Company has an Employee Stock Purchase Plan (“ESPP”) under which eligible United States and New Zealand employees can currently purchase newly issued shares of common stock of the Company at 95% of the last day of the six-month offering periods, which end in April and October. Employees pay for their shares of common stock through payroll deductions at a rate equal to any whole percentage from 1% to 15% of their gross wages. The Board of Directors authorized 950,000 shares of common stock for issuance under the ESPP, which also provides for annual increases in the number of shares available for issuance on the first day of each fiscal year, equal to the lesser of: (1) 1.5% of the outstanding shares of our common stock on the first day of the fiscal year; (2) 500,000 shares; or (3) a lesser amount determined by the Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We describe below transactions and series of similar transactions, during our last fiscal year, to which we were a party or will be a party, in which:

•                    the amounts involved exceeded or will exceed $60,000; and

•                    a director, director nominee, executive officer, holder of more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

We also describe below certain other transactions with our directors, executive officers and stockholders.

General

In our ordinary course of business, we enter into transactions with some of our directors and officers. We believe that each of these transactions has been on terms no less favorable for us than we could have obtained in a transaction with an independent third party.

Expert and Senior Management Agreements

We are party to expert agreements with Walter H.A. Vandaele, a director, David T. Scheffman, a director through February 2005, David J. Teece, our Chairman of the Board of Directors, and David P. Kaplan, who resigned as President and director effective February 22, 2006. All of these agreements are terminable at will, and the agreements with Drs. Vandaele and Scheffman do not contain restrictions on competition after termination. Pursuant to these agreements, these experts provide expert services on our behalf in consideration for a cash payment based on a percentage, which varies by expert from 70% to 100%, of the sum of the amount of fees collected by us for the hours billed by this person and a percentage (up to 14%) of staff fees collected by us on projects secured by this person. We are also required to pay to Mr. Kaplan $58,333 per month, and collected fees for billings and projects secured by Mr. Kaplan will be deducted against this amount; and we are required to pay to Dr. Vandaele $41,666 per month, and collected fees for billings and projects secured by Dr. Vandaele are deducted against this amount;

In September 2000, we entered into a senior management agreement with David J. Teece, our Chairman of the Board of Directors, providing for among other things, Dr. Teece’s compensation as an expert and our Chairman of the Board of Directors. Dr. Teece’s annual base salary as our Chairman of the Board of Directors was $225,000 from January 1, 2005 through July 31, 2005. Dr. Teece’s annual base salary was increased to $500,000 effective August 1, 2005. Dr. Teece’s agreement recognizes that his time availability and commitment to us must accommodate his position as a part-time faculty member at the University of California at Berkeley, and the University’s regulations regarding conflict of commitment. Dr. Teece is not required to spend more than 50% of his business or professional time on our affairs or provide services on engagements. In addition, we are obligated to provide him with two executive assistants at our expense. The senior management agreement does not have a specified term and is terminable at will.

If Dr. Teece’s services as the Chairman of the Board of Directors are terminated by us without cause, Dr. Teece will be entitled to severance payments for a six-month period following termination at his then annual base salary rate, which period may be extended by an additional six months in exchange for a six-month extension of the non-competition covenants of Dr. Teece. Dr. Teece is generally prohibited from managing or controlling a competitive business to ours that has annual revenues greater than $5.0 million during the twelve-month period following his termination, which period is reduced to six months in the event he is terminated by us without cause; however, Dr. Teece may act as an expert in a non-managerial control position. In addition, Dr. Teece is prohibited from soliciting certain of our clients and staff during the twelve-month period following his termination.

In September 2000, we entered into a senior management agreement with David P. Kaplan. In September 2003, we entered into an amended and restated senior management agreement with Mr. Kaplan, providing for among other things, Mr. Kaplan’s compensation as an expert, as previously described, and as our President. Mr. Kaplan’s base salary as our President was $225,000 for the year ended December 31, 2005. Mr. Kaplan resigned as our President and Board member effective February 22, 2006. Mr. Kaplan is also eligible for benefits generally available to our other executive and managerial employees, and we are obligated to provide him with one executive assistant at our expense. The senior management agreement does not have a specified term and is terminable at will.

If we terminate Mr. Kaplan’s services without cause, Mr. Kaplan will be entitled to severance payments totaling $250,000 payable over a 12-month period following termination. Mr. Kaplan is generally prohibited from managing or controlling a competitive business to ours that has annual revenues greater than $5.0 million during the twelve-month period following his termination; however, Mr. Kaplan may act as an expert in a non-managerial control position. In addition, Mr. Kaplan is prohibited from soliciting certain of our clients and staff during the twelve-month period following his termination.

Pursuant to their respective agreements, we paid Dr. Teece, director and executive officer, Mr. Kaplan, former director and executive officer effective February 22, 2006, and Dr. Vandaele, director, $2,628,258, $2,152,838 and $1,734,461, respectively, during 2005 for expert services and project origination fees.

Other Agreements

Pursuant to an agreement with David Teece, our Chairman of the Board of Directors, we pay the project origination fees otherwise owing to Dr. Teece to Enterprise Research, Inc., a corporation in which Dr. Teece has a 40% equity position. In identifying the compensation paid to Dr. Teece during 2005, we have included the $1,186,980 amounts paid to this corporation for project origination fees, representing the contractual percentage (typically 14%) applied to professional staff revenue recognized on engagements secured by the expert.

Indemnification Agreements of Officers and Directors

Our amended and restated certificate of incorporation and our bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Further, we have indemnification agreements for our directors and officers.

COMPENSATION COMMITTEE REPORT

The following is the report of the Compensation Committee of the Board of Directors with respect to the compensation paid to our executive officers during fiscal year 2005. Actual compensation earned during fiscal year 2005 by the named executive officers is shown in the Summary Compensation Table on page 18 of this Proxy Statement.

Compensation Philosophy

We operate in the extremely competitive industry of expert services. The Compensation Committee believes that the compensation programs for our executive officers should be designed to attract, motivate and retain talented executives responsible for our success and should be determined within a competitive framework and based on the achievement of designated business objectives, individual contribution, customer satisfaction and financial performance. Within this overall philosophy, the Compensation Committee’s objectives are to:

•  Encourage the achievement of LECG’s long-range objectives by providing compensation which directly relates to the performance of the individual and the achievement of internal strategic objectives, including enhancing stockholder value;

• Establish compensation policies and guidelines that will attract and retain qualified personnel through an overall level of compensation opportunity that is competitive within LECG’s industry; and
• Promote a direct relationship between compensation and LECG’s performance by facilitating executive officer stock ownership through restricted stock and stock option awards.
Components of Executive Compensation	The compensation program for our executive officers consists of the following components:
• Base Salary
• Annual Cash Incentives
• Long-Term Stock Option Incentives
Base Salary

The Board of Directors reviewed and approved fiscal year 2005 salaries for our Chairman, President and other executive officers. Base salaries were evaluated based each person’s job responsibilities, level of experience, individual performance and contribution to the business. The Board of

Directors also received the Chairman and President’s recommendations for fiscal year 2005 salaries for other executive officers, and amended such prior to approval. The Board also noted that Dr. Teece, Chairman and Mr. Kaplan, President acted as experts and therefore did not have the ability to devote their entire working days to the management of the Company. In making base salary decisions, the Board of Directors exercised its discretion and judgment based upon these factors. No specific formula was applied to determine the weight of each factor.

Annual Cash Incentives

Annual incentive bonuses for executive officers are intended to reflect the Board of Directors’ belief that a significant portion of the compensation of each executive officer should be contingent upon the performance of LECG, as well as the individual contribution of each executive officer. During fiscal 2005, the Compensation Committee established performance criteria based on achieving certain organizational objectives and formulaic criteria based on specified financial performance objectives for LECG’s Chairman and President for the purpose of determining whether discretionary bonuses should be paid. The bonuses that these officers were eligible to receive varied from zero to 222% of base salaries. The financial performance criteria were not met in fiscal 2005, and the Compensation Committee awarded no bonus to the Chairman and President for fiscal 2005. The Compensation Committee also determined annual discretionary bonuses for other executive officers based not on a formula, but rather on a number of factors including our financial performance for the fiscal year and the individual contribution of each executive officer. Based on consideration of LECG’s financial performance, the Compensation Committee awarded no bonuses to other executive officers.

Long-Term Stock Option Incentives

The Board of Directors provides our executive officers with long-term incentive compensation through grants of options to purchase our common stock. The goal of the long-term stock option incentive program is to align the interests of executive officers with those of LECG’s stockholders and to provide each executive officer with a significant incentive to manage LECG from the perspective of an owner with an equity stake in the business. It is the belief of the Board of Directors that stock options directly motivate an executive to maximize long-term stockholder value. The options also utilize vesting periods that encourage key executives to continue in our employ. The Board of Directors considers the grant of each option, reviewing factors such as the individual performance, the anticipated future contribution toward the attainment of our long-term strategic performance goals and the number of unvested options held by each individual at the time of the new grant. In fiscal year 2005, our executive officers were granted stock options to purchase 35,000 shares of our common stock.

Respectfully submitted by:

William J. Spencer, Chairman
Michael R. Gaulke
William W. Liebeck
Ruth M. Richardson

AUDIT COMMITTEE REPORT

LECG has a standing Audit Committee, established by its Board of Directors for the purpose of overseeing LECG’s accounting and financial disclosure and reporting processes, the quality of management over LECG’s accounting and finance organizations, LECG’s internal control over financial reporting and audits of LECG’s annual financial statements and internal control over financial reporting.

The Audit Committee is made up solely of independent directors, as defined in the applicable NASDAQ and SEC rules, with at least one member qualifying as an audit committee financial expert, as defined in SEC rules, and it operates under a written charter adopted by the Board of Directors. LECG intends for the composition of the Audit Committee, and the attributes of its members and its responsibilities, as reflected in its charter, to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis.

The Audit Committee is required to meet once each quarter with management and LECG’s independent auditors.  Additional meetings are held on an as-needed basis. These supplemental meetings are typically attended telephonically for the purpose of achieving specific objectives or obtaining approvals in a timely fashion. LECG’s Audit Committee has a workplan for the year that forms the basis for the meetings’ agendas. This workplan includes reviewing LECG’s financial statements, the underlying critical accounting policies and estimates used in preparing LECG’s financial statements, internal control over financial reporting and matters that arise in the course of the quarterly reviews and annual audit by LECG’s independent auditors. In addition to these matters, and in accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee is also responsible for establishing procedures for the receipt, retention and treatment of complaints received by LECG regarding accounting, internal accounting controls or auditing matters, including the confidential, anonymous submission by LECG’s employees, received through established procedures, of any concerns regarding questionable accounting or auditing matters.

The Audit Committee monitors the activities and performance of Deloitte & Touche LLP, LECG’s independent registered public accounting firm, including the audit scope, audit fees, auditor independence matters and the extent to which the independent registered public accounting firm may be retained to perform non-audit services. LECG’s independent registered public accounting firm has provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee has discussed with the independent audit firm and management that firm’s independence.

The Audit Committee has reviewed and discussed with management its assessment and report on the effectiveness of internal control over financial reporting as of December 31, 2005, which it made using the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission in Internal Control—Integrated Framework. The Audit Committee has also reviewed and discussed with Deloitte & Touche LLP its attestation report on management’s assessment of internal control over financial reporting, and its review and report on LECG’s internal control over financial reporting.

The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2005 with our management. In addition, the Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committee).

Based on the Audit Committee’s review of the matters noted above and its discussions with our independent auditors and our management, the Audit Committee recommended to the Board of Directors that the financial statements be included in our Annual Report on Form 10-K.

Respectfully submitted by:
Michael R. Gaulke, Chairman
William J. Spencer
Ruth M. Richardson

COMPANY STOCK PRICE PERFORMANCE GRAPH

The following graph compares our cumulative total stockholder return to that of the NASDAQ Stock Market Index for US Companies, a broad market index, and a peer group of companies consisting of Charles River Associates, Navigant Consulting, Inc. and FTI Consulting, Inc. The cumulative stockholder returns for shares of our common stock and for the market index and the peer group comparison are calculated assuming $100 was invested on November 13, 2003, the date on which our common stock commenced trading on the NASDAQ National Market, and assuming that shares of our common stock were purchased at the initial public offering price of the common stock. We paid no dividends during the period shown. The performance of the market index and the peer group comparison is shown on a total return, i.e. dividends reinvested basis. The peer group returns are determined based on the returns of each component issuer of the peer group, weighted according to the respective issuer’s stock market capitalization at the beginning of the period presented.

The information contained above under the captions “Compensation Committee Report,” “Audit Committee Report” and “Company Stock Price Performance Graph” shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor will such information be incorporated by reference into any future SEC filing except to the extent that LECG specifically incorporates it by reference into such filing.

OTHER MATTERS

We know of no other matters to be submitted to the 2006 Annual Meeting of Stockholders. If any other matters properly come before the 2006 Annual Meeting of Stockholders, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the Board of Directors may recommend.

BY ORDER OF THE BOARD OF DIRECTORS
Dated: April 26, 2006
Marvin A. Tenenbaum
Vice President, General Counsel and Secretary

APPENDIX A

LECG CORPORATION

AUDIT COMMITTEE CHARTER

AMENDED April 27, 2006

Status

The Audit Committee is a standing committee of the Board of Directors.

Membership

The Audit Committee shall consist of three or more directors all of whom in the judgment of the Board of Directors shall be independent in accordance with the rules and regulations of the Securities and Exchange Commission and NASDAQ listing standards. Each member shall have the ability to read and understand the Company’s basic financial statements or shall at the time of appointment undertake training for that purpose. At least one member of the Audit Committee shall be an audit committee financial expert, as defined in Regulation S-K Item 401 of the Securities Act of 1933.

Purpose

The Audit Committee is established by the Board of Directors for the purpose of overseeing LECG’s accounting and financial disclosure and reporting processes, the quality of management over LECG’s accounting and finance organizations, LECG’s internal control over financial reporting and audits of LECG’s annual financial statements and internal contract over financial reporting.

Responsibilities

1.                 Appoint the public accounting firm for the purpose of preparing or issuing an audit report or to perform related work and set their compensation.

2.                 Pre-approve all audit and permitted non-audit services to be performed by the public accounting firm; or delegate the authority to pre-approve such services to one or more members of the Audit Committee, who shall report any decision to pre-approve any services to the full Audit Committee at its regularly scheduled meetings.

3.                 Report the pre-approval of any permitted non-audit services to management for disclosure in the Company’s periodic reports.

4.                 Review with members of the public accounting firm selected by the Audit Committee as outside auditors for the Company, the scope of the prospective audit, the estimated fees therefore and other matters pertaining to such audit as the Audi Committee may deem appropriate.

5.                 Receive and Review:

(a)          a report by the outside auditor describing (i) the outside auditor’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (iii) in an effort to assess the auditors’ independence, all relationships between the auditors and the company; and

(b)         all other reports from the outside auditors, including the annual comments from the outside auditors on accounting procedures and systems of control.

6.                 Review with members of the public accounting firm selected as outside auditors for the Company, the scope of the prospective audit, the estimated fees therefore and such other matters pertaining to such audit as the Audit Committee may deem appropriate and receive copies of the annual comments from the outside auditors on accounting procedures and systems of control; review and consider whether the provision by the outside auditors of any permitted non-audit services is compatible with maintaining their independence; review and approve the non-audit fees of the outside auditors; and review with them any questions, comments or suggestions they may have relating to the internal controls, accounting practices or procedures of the Company or its subsidiaries, and any audit problems or difficulties and management’s response.

7.                 Review, at least annually, the then current and future programs of the Company’s Accounting and Finance Department, including the procedure for assuring implementation of accepted recommendations made by the auditors; and review any issues that arise regarding the performance of the Company’s accounting function and the significant matters contained in reports prepared by the Company’s Chief Financial and Accounting Officers.

8.                 Make or cause to be made, from time to time, such other  examinations or reviews as the Audit Committee may deem advisable with respect to the adequacy of the systems of internal controls and accounting practices of the Company and its subsidiaries and with respect to current accounting trends and developments, and take such action with respect thereto as may be deemed appropriate.

9.                 Recommend annually the selection of the independent registered public accounting firm for approval by the Board of Directors and set their compensation.

10.          Review with management and the independent registered public accounting firm the annual and quarterly financial statements of the Company, including significant estimates and judgments used in preparing such statements, the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and any changes in accounting principles or practices used in preparing the statements prior to the filing of a report on Form 10-K or 10-Q with the Securities and Exchange Commission. Such review to include the items required by SAS 61 as in effect at that time in the case of the annual statements and SAS 71 as in effect at that time in the case of the quarterly statements. During such review, or otherwise, the Audit Committee shall work to resolve any disagreements between management and the outside auditors regarding financial reporting.

11.          Review earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies and discuss Company policies with respect to risk assessment and risk management.

12.          Receive from the outside auditors the report required by Independence Standards Board Standard No. 1 as in effect at that time and discuss it with outside auditors.

13.          Review the status of compliance with laws, regulations, and internal procedures, contingent liabilities and risks that may be material to the Company, the scope and status of systems designed to assure Company compliance with laws, regulations and internal procedures, through receiving reports from management, lead counsel and other third parties as determined by the Audit Committee on such matters, as well as major legislative and regulatory developments which could materially impact the Company’s contingent liabilities and risks.

14.          Establish and maintain procedures for the confidential and anonymous receipt, retention and treatment of complaints regarding the Company’s accounting, internal controls or auditing matters and establish clear hiring policies for employees or former employees of the Company’s outside auditor.

15.          Obtain the advice and assistance as appropriate, of independent counsel and other advisors as necessary to fulfill the responsibilities of the Audit Committee.

16.          Report regularly to the Board of Directors as to the Audit Committee’s accomplishments of its purposes and responsibilities.

17.          Conduct an annual performance evaluation of the Audit Committee.

Meetings

The Audit Committee shall meet at least quarterly each year and at such other times as it deems necessary to fulfill its responsibilities. The Audit Committee shall meet regularly in executive session without management present. In addition, the Audit Committee shall periodically meet separately with management and representatives of the independent registered public accounting firm to oversee and review their respective performance.

Report

The Audit Committee shall prepare a report each year concerning its compliance with this charter for inclusion in the Company’s proxy statement filed with the Securities and Exchange Commission in connection with its Annual Meeting of Stockholders.

APPENDIX B

CHARTER FOR THE
CORPORATE GOVERNANCE COMMITTEE
OF THE BOARD OF DIRECTORS OF
LECG CORPORATION

CORPORATE GOVERNANCE COMMITTEE CHARTER AND
PRINCIPLES OF CORPORATE GOVERNANCE

Mission

It is the mission and responsibility of the Corporate Governance Committee to monitor and improve the corporate governance of the Company by, among other things, creating an environment of checks and balances which define the responsibilities of the participants in corporate governance, encourages and supports the participants in fulfilling their responsibilities to the Company and its shareholders, and holds participants responsible and accountable for their conduct.

Principles of Corporate Governance

Role and Responsibility of the Board and Board Committees

1.                 The Board, which is elected by the shareholders, is the ultimate decision-making body of the Company except with respect to those matters reserved to the shareholders or specific Committees of the Board. The Board selects the senior management team, which is charged with the conduct of the Company’s business. Having selected the senior management team, the Board acts as an advisor and counselor to senior management and ultimately monitors its performance.

2.                 The Board plans for succession to the position of Chairman of the Board and President as well as certain other senior management positions. To assist the Board, the Chairman and President will annually provide the Board with an assessment of senior managers and of their potential to succeed him or her. He or she also provides the Board with an assessment of persons considered potential successors to certain senior management positions.

3.                 It is the policy of the Company that the Board consists of a majority of outside Directors and that the number of Directors not exceeds a number that can function efficiently as a body. The Corporate Governance Committee, in consultation with the Chairman and President, considers and makes recommendations to the Board concerning the appropriate size and needs of the Board.

4.                 It is the policy of the Company that all major decisions be considered by the Board as a whole except as otherwise required by law. As a consequence, the committee structure of the Board is limited to those committees considered to be basic to or required for the operation of a publicly owned company. Currently these committees are the Audit Committee, Compensation Committee, and Corporate Governance Committee. The members and chairs of these committees are recommended to the Board by the Corporate Governance Committee in consultation with the Chairman and President. The frequency, length and agenda of committee meetings shall be determined by the chair of each respective committee. Materials related to agenda items will generally be provided to the committee members sufficiently in advance of the meeting to allow the members to prepare for discussion of the items at the meeting, except when time constraints make the providing of materials in advance impractical.

5.                 The Audit Committee, the Compensation Committee and Corporate Governance Committee shall consist of only outside Directors and shall have a basic Charter setting forth each committee’s respective roles and obligations. The Chairman of the Audit Committee shall be filled by a Director who qualifies as an “audit committee financial expert”, as that term is defined by the Securities and

Exchange Commission’s rules and regulations. Membership of these committees will be rotated from time to time based on the recommendation of the Corporate Governance Committee.

6.                 The Company will have a continuing education process for Board members that include providing Board members with materials relating to the operations of the Company, meetings with key management and visits to Company facilities.

7.                 The Chairman and President are responsible for establishing effective communications with the Company’s stakeholder groups, i.e., shareholders, customers, company associates, communities, suppliers, creditors, governments and corporate partners. It is the policy of the Company that management speaks for the Company. This policy does not preclude outside Directors from meeting with shareholders, but it is suggested that any such meetings be held with management present.

Functioning of the Board of Directors

1.                 The Chairman of the Board and President set the agenda for Board. Agenda items that fall within the scope of responsibilities of a Board committee are to be reviewed with the chair of that committee prior to the Board meeting. Any member of the Board may request that an item be included on the agenda.

2.                 Board materials related to agenda items are generally to be provided to Board members sufficiently in advance of Board meetings to allow the Directors to prepare for discussion of the items at the meeting, except when time constraints make the providing of materials in advance impractical.

3.                 At the invitation of the Board, members of senior management may attend Board meetings or portions thereof for the purpose of participating in discussions. Generally, presentations of matters to be considered by the Board are made by the manager responsible for that area of the Company’s operations. In addition, Board members have free access to all other members of management and employees of the Company and, as necessary and appropriate, Board members may consult with independent legal, financial and accounting advisors to assist in their duties to the Company and its shareholders.

4.                 Executive sessions or meetings of outside Directors without management present may be held to review the report of the outside auditors, the criteria upon which the performance of the Chairman and President and other senior managers is based, the performance of the Chairman and President against such criteria, and the compensation of the Chairman and President and other senior managers. Additional executive sessions or meetings of outside Directors may be held from time to time as required.

Primary Duties of Corporate Governance Committee

1.                 Act as the nominating committee for the Company regarding membership on the Board.

2.                 In consultation with the Chairman and President, consider and make recommendations to the Board concerning the appropriate size and needs of the Board.

3.                 Consider candidates to fill existing or open positions of the Board created by expansion and vacancies that occur by resignation, by retirement or for any other reason. Candidates are to be selected for their character, judgment, business experience and acumen, independence, financial, accounting and mergers and acquisitions expertise, diversity of experience including service as an officer and/or director of a public company, other commitments and the like.  Academic and business expertise, prior government service and familiarity with national and international issues affecting business are among the relevant criteria.

4.                 Review the overall committee structure of the Board from time to time, as well as the Charters for the committees of the Board, and make recommendations regarding any changes or amendments to the

Board committees or their Charters. Each committee is responsible for preparing an annual performance self-evaluation to be provided to the full Board for review.

5.                 Make recommendations to the Board on a periodic basis regarding the rotation of members of the various committees of the Board.

6.                 Develop a Code of Conduct for the Company to be presented to the Board of Directors for consideration and approval, monitor compliance with the Code of Conduct in conjunction with the Audit Committee of the Company, and monitor the development and implementation of training for employees on the Code of Conduct.

7.                 Propose amendments and changes to the Code of Conduct from time to time as appropriate and consider all requests for waivers from the requirements of the Code of Conduct.

The Corporate Governance Committee will meet twice per year in coordination with the summer and winter scheduled Board of Directors meetings and at such other times as it deems appropriate.

These principles of Corporate Governance are to be reviewed by the Corporate Governance Committee and the Board from time to time.

LECG CORPORATION
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

1.	Election of Directors—		For	Withhold	For All	2.	Ratification of the appointment of Deloitte &	For	Against	Abstain
	Nominees:		All	All	Except		Touche LLP as LECG’s independent
	01 David J. Teece	02 Michael R. Gaulke					registered public accounting firm for the fiscal
	03 Michael J. Jeffery	04 William W. Liebeck					year ending December 31, 2006.
	05 Ruth M. Richardson	06 William J. Spencer
	07 Walter H.A. Vandaele					THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS
DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH
	(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)					PROPOSAL AND IN THE DISCRETION OF THE PROXY HOLDERS ON ALL OTHER MATTERS PROPERLY BROUGHT BEFORE THE MEETING.

						Address change? Mark box Indicate changes below		☐

							Date:			, 2006

Signature:

Signature:

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

FOLD AND DETACH HERE

YOUR VOTE IS IMPORTANT.

PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

7195—LECG Corporation

PROXY	LECG CORPORATION	PROXY
2000 Powell Street, Suite 600 Emeryville, California 94608

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR USE AT THE 2006 ANNUAL MEETING OF STOCKHOLDERS—FRIDAY, JUNE 9, 2006 AT 2:00 P.M. LOCAL TIME

LECG CORPORATION 2000 POWELL STREET, SUITE 600, EMERYVILLE, CA 94608

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1 and 2.

By signing the proxy, you revoke all prior proxies and appoint David J. Teece and John C. Burke and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments and postponements thereof.

Whether or not a choice is specified, this proxy, when properly executed, will be voted in the discretion of the proxy holders upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE  ENCLOSED POSTAGE-PAID ENVELOPE OR RETURN IT TO LECG, C/O LASALLE NATIONAL BANK, 135/1811, P.O. BOX LL, CHICAGO, IL 60690-9882.  STOCKHOLDERS MAY VOTE VIA WRITTEN PROXY AS IS DESCRIBED ON THE PROXY CARD. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR  TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO  AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

See reverse for voting instructions.

7195—LECG Corporation